EXHIBIT 10.3

AMENDMENT TO
REGISTRATION RIGHTS AGREEMENT

Reference is made to that certain Registration Rights Agreement (the “Registration Rights Agreement”) dated as of December 22, 2009, as amended on April 15, 2010, between Kingold Jewelry, Inc. (formerly, ActiveWorlds Corp.), a Delaware corporation and (the “Company"), and the investors set forth on Schedule “A” hereto (each an “Investor” and collectively, the “Investors”) whereby the Investors received certain registration rights regarding shares of the Company’s common stock purchased by the Investors, upon the terms and subject to the conditions more fully set forth therein.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

WHEREAS, the Company agreed to prepare and file with the Securities and Exchange Commission, a Registration Statement on Form S-1 covering the resale of all Registrable Securities purchased by the Investors (the “Registration Statement”);

WHEREAS, the Registration Rights Agreement provides that it can be amended, modified or supplemented, and waivers or consents to departures from the provisions of the Registration Rights Agreement can be given by the Holders of no less than a majority in interest of the then outstanding Registrable Securities;

WHEREAS, the Company has executed a non-binding Engagement Letter with Rodman & Renshaw, LLC for an underwritten offering of the Company’s common stock in an amount of no less than $20 million (the “Underwritten Offering”);

WHEREAS, the Company has requested that Investors holding at least a majority in interest of the Registrable Securities agree to amend the Registration Rights Agreement to delay the filing of the Registration Statement until 90 days after the closing of the Underwritten Offering and to waive any penalties which may have accrued under the Registration Rights Agreement as of the date hereof;

WHEREAS, the Company and Investors holding at least a majority in interest of the Registrable Securities by executing this Amendment are amending the Registration Rights Agreement to delay the filing of the Registration Statement until 90 days after the closing of the Underwritten Offering and to waive any penalties which may have accrued under the Registration Rights Agreement as of the date hereof

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Reference to Registration Rights Agreement.  The parties hereto hereby amend the Registration Rights Agreement as set forth below.

2.  Change in Filing Date.  The Registration Rights Agreement is hereby amended so as to extend the time for the Company to file the Registration Statement required to be filed under Section 2(a) of the Registration Rights Agreement, to the date that is ninety (90) days following the closing of Underwritten Offering.  In the event that the Board of Directors of the Company shall reasonably determine, in its sole discretion, that a good faith effort by Rodman & Renshaw, LLC to complete the Underwritten Offering is no longer ongoing, the Company shall then file the Registration Statement within thirty (30) days of making such determination and the “Filing Date” as defined in the Registration Rights Agreement shall be deemed to be such date.

3.  Waiver of Liquidated Damages. The Registration Rights Agreement is hereby amended so as to waive any obligation of the Company pursuant to Section 2(d) of the Registration Rights Agreement to pay liquidated damages to the Investors for any failure by the Company to comply with any obligation of the Company to have filed the Registration Statement on or before the date hereof.

4.  Counterparts. For the convenience of the parties, any number of counterparts of this Amendment to Registration Rights Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

5.  No Other Changes.  Except as set forth herein, the provisions of the Registration Rights Agreement shall not be deemed to be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Registration Rights Agreement on the date first set forth above.

KINGOLD JEWELERY, INC.
(formerly, Activeworlds Corp.)

By:

Name:

Title:

Name of Investor

By:

Name:

Title:

3

SCHEDULE A
THE INVESTORS

Investor	Registerable Securities (Shares)	Percentage of Registerable Securities Owned
Whitebox Combined Partners, LP	3,373,494	32.94%

Whitebox Intermarket Partners, LP	642,570	6.27%

Wallington Investment Holding Ltd	2,309,237	22.55%

Parkland Ltd.	1,004,016	9.80%

Jayhawk Private Equity Fund II, LP	1,004,016	9.80%

Trillion Growth China Limited Partnership	502,008	4.90%

Great Places LLC	502,008	4.90%

Donald Rosenfeld	150,602	1.47%

Jay T. Snyder	100,402	0.98%

Beryl Snyder	100,402	0.98%

Randall Cox	100,402	0.98%

Silicon Prairie Partners	100,402	0.98%

Michael Harris, Esq.	50,201	0.49%

Bo Bai	301,206	2.94%

Total	10,240,966	100.00%